* Confidential treatment has been granted or requested with respect to portions of this exhibit, and such confidential portions have been deleted and separately filed with the Securities and Exchange Commission pursuant to Rule 24b-2 or Rule 406.

                             SECOND AMENDMENT TO
                     FRAM TECHNOLOGY LICENSE AGREEMENT

THIS SECOND AMENDMENT TO FRAM TECHNOLOGY LICENSE AGREEMENT (the "Amendment") is entered into as of the 20th day of September, 1999, by and between RAMTRON INTERNATIONAL CORPORATION ("Ramtron"), a Delaware corporation having its principal office at 1850 Ramtron Drive, Colorado Springs, Colorado 80921, USA, and FUJITSU LIMITED ("Fujitsu"), a Japanese corporation having its registered office at 1-1, Kamikodanaka 4-chome, Nakahara-ku, Kawaski-shi, Kanagawa-ken 211-8588, Japan.

                              R E C I T A L S:

A. Ramtron and Fujitsu entered into that certain FRAM Technology License Agreement executed by Ramtron on December 6, 1995 and by Fujitsu on December 19, 1995, as amended by that certain Amendment to Agreement entered into between the parties as of August 30, 1996 (as amended the "Agreement"), pursuant to which Ramtron licensed to Fujitsu certain of its proprietary ferroelectric technology for the design, development, manufacture and sale of products based upon such ferroelectric technology.

B. Ramtron and Fujitsu wish to expand the scope of the Agreement to include use of the Licensed Technology in applications involving radio frequency identification devices, as more fully described herein.

NOW, THEREFORE, Ramtron and Fujitsu agree as follows:

1. Definitions. Defined terms herein shall have the meanings ascribed to such terms in the Agreement, unless otherwise provided herein.

2. Amendments. The Agreement shall be, and is hereby, amended in the following respects:

     a) Section 1.6 (definition of "FRAM Products") is hereby amended and restated in its entirety to read as follows:

         "FRAM Products" means standard, non-volatile ferroelectric semi-conductor memory devices, including, specifically, devices with only memory array and associated memory array control logic.

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
     b) Section 1.8 (definition of "Excluded FRAM Technology") is hereby amended and restated in its entirety to read as follows:

         "Excluded FRAM Technology" shall mean     **          .

     c) Section 4.1.1 (Grant of License) is hereby amended by deleting the last sentence of the paragraph added to Section 4.1.1 by the Amendment to Agreement dated August 30, 1996, and replacing it with the following sentence:

         Subject to the terms and conditions set forth herein, Ramtron hereby grants to Fujitsu a royalty-bearing, non-exclusive, non-transferable, worldwide, perpetual license to use the Ramtron Technology, Ramtron Intellectual Property Rights and/or Ramtron's Improvements to design, develop, manufacture, make, sell, use, lease, transfer and otherwise dispose of Ferroelectric RF/ID Products, RF/ID IC cards and RF/ID IC card systems and their components.

     d) Section 5.1.1 (Lump Sum Payment) is hereby amended to include the following new subparagraph (g):

         (g)  Prepaid RF/ID Royalties.  On or before September 30, 1999,
              Fujitsu shall pay Ramtron the amount of           **        which
              payment shall be a prepayment of certain of the royalties owed by Fujitsu pursuant to Section 5.2.5 below. Accordingly, Fujitsu
              shall be entitled to a credit against the first     **       in
              royalties otherwise due to Ramtron pursuant to Section 5.2.5 hereof. At such time as the royalties otherwise due to Ramtron
              pursuant to Section 5.2.5 hereof equals           **     Fujitsu
              shall commence payment of such royalties to Ramtron in accordance with this Agreement.

     e) Section 5.2 (Royalty Payments) shall be amended to include the following new subsection:

         5.2.5 Fujitsu shall pay Ramtron a royalty on all Ferroelectric RF/ID Products based upon and/or which use the FRAM Technology, Ramtron IPR, and/or Ramtron's Improvements made thereto and
                sold by Fujitsu for           **            upon the first sale
                by Fujitsu of Ferroelectric RF/ID Products in an amount equal
                to   **   .  For purposes of the preceding sentence, the FRAM
                memory area consists of the FRAM memory array and associated control logic, and the die area excludes the bond pads.
                Subject to Section 5.1.1(g) above, the obligation of Fujitsu to pay royalties to Ramtron under this Section 5.2.5 shall commence upon first sale by Fujitsu of Ferroelectric RF/ID Products.

                Section 5.2 (Royalty Payments) shall be further amended such that the second to the last sentence thereof is amended and restated in its entirety to read as follows: "All FRAM Products, Embedded FRAM Products and/or Ferroelectric RF/ID
                Products manufactured and/or sold by Fujitsu    **      .

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
     f) Section 6.1 (OEM/Foundry Agreement) is hereby amended by modifying the paragraph added to Section 6.1 by the Amendment to Agreement dated August 30, 1996 such that each reference therein to "Embedded FRAM Products" shall be amended to read "Embedded FRAM Products and/or
         Ferroelectric RF/ID Products," and the reference therein to "   **
         Ramtron designs" shall be amended to read "   **     Ramtron designs."

     g) Section 6.2 (Sales Price to Ramtron) is hereby amended by modifying the paragraph added to Section 6.2 by the Amendment to Agreement dated August 30, 1996 such that each reference therein to "Embedded FRAM Products" shall be amended to read "Embedded FRAM Products and/or Ferroelectric RF/ID Products."

     h) Sections 1.13 (definition of "Net Sales"), 4.1.2, 5.3 (Payment and Certification of Royalties by Fujitsu) and 10.10 are hereby amended such that each reference therein to "FRAM Products" shall be amended to read "FRAM Products, Embedded FRAM Products and/or Ferroelectric RF/ID Products."

     i) Sections 10.7, 10.8 and 10.9, as amended by the Amendment to Agreement dated August 30, 1996, are hereby amended such that each reference therein to "FRAM Products and/or Embedded FRAM Products" shall be amended to read "FRAM Products, Embedded FRAM Products and/or Ferroelectric RF/ID Products."

3. No Other Changes. Except as expressly stated above, this Amendment does not otherwise amend the Agreement, and the Agreement shall remain in full force and effect, as amended hereby.

EXECUTED as of the day and year first written above.

FUJITSU LIMITED

By:  /S/ Toshihiko Ono
   -------------------
   Toshihiko Ono
   Group Senior Vice President
   Semiconductor Group

RAMTRON INTERNATIONAL CORPORATION

By:  /S/ Greg B. Jones
   -------------------
Greg B. Jones
President and COO

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